                                                                Exhibit 10.30



           PATENT AND TECHNOLOGY TRANSFER AND STOCK PURCHASE AGREEMENT

     This Patent and Technology Transfer and Stock Purchase Agreement (this "Agreement") is made and entered into as of August 8, 1996 (the "Effective Date") by and among LXR Biotechnology Inc., a Delaware corporation (the "Company"), Geoffrey M. Collins ("Collins") and Winston N. Wicomb ("Wicomb"). Collins and Wicomb are hereinafter sometimes referred to individually as "Purchaser" and together as "Purchasers".

     1. PURCHASE OF SHARES. Subject to the terms and conditions of this Agreement, Purchasers hereby purchase from the Company, and Company hereby sells to Purchasers, a total of up to 300,000 shares of the Company's common stock, $0.0001 par value per share (the "Shares"). As used in this Agreement, the term "Shares" refers to the Shares purchased under this Agreement and (a) includes all securities received in replacement of the Shares, whether as a result of a recapitalization, merger, reorganization or otherwise, and (b) shall be adjusted to reflect stock dividends, stock splits or reverse stock splits in respect of the Shares.

     2.  PAYMENT OF PURCHASE PRICE.

         (A) DELIVERIES BY PURCHASER. Purchasers hereby deliver to the Company the full purchase price of the Shares by Purchasers' assignment to the Company of certain technology and related rights co-owned by Purchasers (the "Technology"), evidenced by delivery to the Company of an Assignment Agreement in the form of Exhibit 1 attached hereto (the "Assignment Agreement") and a Joint Assignment in the form of Exhibit A to the Assignment Agreement, each duly executed by Purchasers. If a Purchaser is married, such Purchaser also hereby delivers to the Company a Consent of Spouse in the form of Exhibit 2 attached hereto, duly executed by such Purchaser's spouse.

         (B) DELIVERIES BY THE COMPANY. Upon its receipt of the documents to be executed and delivered by Purchasers to the Company under Section 2(a), the Company will issue one or more duly executed stock certificates evidencing a total of 37,500 Shares, registered in the name of each Purchaser as set forth on
Exhibit 3 attached hereto, as completed by such Purchaser. The allocation of such Shares between Purchasers will be as set forth on Exhibit 4 attached hereto (the "Allocation Schedule").

         (D) FUTURE DELIVERIES BY THE COMPANY. As further consideration for Purchasers' assignment of the Technology to the Company, the Company agrees to issue up to an additional 262,500 Shares to Purchasers as follows:

              (i)      37,500 Shares on January 1, 1997;

              (ii)     75,000 Shares on January 1, 1998;

              (iii)    75,000 Shares on January 1, 1999; and

                                                  Patent and Technology Transfer
                                                    and Stock Purchase Agreement


              (iv) 75,000 Shares upon first commercial sale and shipment of a preservation solution based on the Technology to a customer in the United States that is unaffiliated with Purchasers (or other customer agreed upon by the parties), after receipt of all necessary FDA approvals and commencement of general marketing activities by the Company for such product.

         The Company will issue the Shares to Purchasers as set forth above and in the Allocation Schedule; provided, however, that at the time of each such future issuance, each Purchaser receiving Shares shall represent to the Company that (a) the representations and warranties of such Purchaser in Section 4, paragraphs (a) through (i), are true and correct on the date of such issuance, as if they were made on such date, and (b) the warranties of such Purchaser in
Section 4, paragraph (j) were true and correct as of the Effective Date.

         (d)  ACKNOWLEDGMENT OF PAYMENT OF CASH CONSIDERATION.
Purchasers acknowledge that they previously received a total of $110,000 in cash from the Company in connection with the Company's acquisition of the Technology (i.e., a $30,000 diligence fee, a $68,000 document execution fee and a $12,000 prepayment of consulting fees in connection with Collins' service as a member of the Company's Science Advisory Board), and that such cash payments were allocated between Purchasers as agreed by Purchasers.

         (e) OTHER AGREEMENTS. As of the Effective Date, the Company and the Purchasers have entered into the following other agreements in connection with Purchasers' assignment of the Technology to the Company:

              (i) Wicomb Employment Agreement. The Company and Wicomb have entered into an employment agreement in substantially the form attached hereto as Exhibit 5.

              (ii) Collins Science Advisory Board Consulting Agreement. The Company and Collins have entered into a Science Advisory Board Consulting Agreement in substantially the form attached hereto as Exhibit 6.

Notwithstanding the fact that the parties are also entering into the Wicomb Employment Agreement and Collins Science Advisory Board Consulting Agreement (together, the "Other Agreements"), the Company's obligation to issue Shares shall not be affected by the Other Agreements, and accordingly a breach or alleged breach by Wicomb or Collins under the Other Agreements shall not entitle the Company to withhold delivery of the Shares. Additionally, the transfer of Technology by the Purchasers to the Company shall not be affected by the Other Agreements, and accordingly a breach or alleged breach by the Company under the Other Agreements shall not entitle the Purchasers to revoke or otherwise affect the transfer of Technology to the Company.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that the statements in the following paragraphs of this Section 3 are all true and correct as of the Effective Date:


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
                                                  Patent and Technology Transfer
                                                    and Stock Purchase Agreement


         (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) CAPITALIZATION. The capitalization of the Company will consist of the following:

              (i) Preferred Stock. A total of 5,000,000 authorized shares of preferred stock, $0.01 par value per share (the "Preferred Stock"), none of which will be issued or outstanding.

              (ii) Common Stock. A total of 45,000,000 authorized shares of common stock, $0.0001 par value per share (the "Common Stock"), of which approximately 16,000,000 shares will be issued and outstanding.

              (iii) Options, Warrants, Reserved Shares. Except for: (1) the 1,049,850 shares of Common Stock reserved for issuance under the Company's 1993 Stock Option Plan, as amended, under which options to purchase approximately 600,000 shares are outstanding; (2) the 200,000 shares of Common Stock reserved for issuance under the Company's 1993 Directors Stock Option Plan, as amended, under which options to purchase approximately 40,000 shares are outstanding; (3) warrants to purchase approximately 685,000 shares of Common Stock; and (4) the Company's agreement to issue Shares to Purchasers pursuant to this Agreement; there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock.

         (c) DUE AUTHORIZATION. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Shares being sold under this Agreement has been taken or will be taken prior to the Effective Date, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

         (d)  VALID ISSUANCE OF STOCK.

              (i) The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

              (ii)  Based in part on the representations made by Purchasers in
Section 4 hereof, the Shares to be issued on the Effective Date and (assuming no change in applicable law and no unlawful distribution of Shares by Purchasers or other parties) the Shares


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
                                                  Patent and Technology Transfer
                                                    and Stock Purchase Agreement


to be issued pursuant to Section 2(d) hereof, will be issued in full compliance with the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "1933 Act") and the registration and qualification requirements of the securities laws of the State of California.

         4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Each Purchaser represents and warrants to the Company, with respect to the Shares received by such Purchaser, that:

              (a) PURCHASE FOR OWN ACCOUNT FOR INVESTMENT. Purchaser is purchasing the Shares for Purchaser's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "1933 Act"). Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

              (b) ACCESS TO INFORMATION. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment. Without limiting the foregoing, Purchaser acknowledges receipt of the Company's 1995 Annual Report on Form 10-KSB, report on Form 10-QSB for the period ending March 31, 1996 and Proxy Statement for the 1996 Annual Meeting of Company Stockholders.

              (c) UNDERSTANDING OF RISKS. Purchaser is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares.

              (d) PURCHASER'S QUALIFICATIONS. Purchaser has consulted with independent tax, legal and all other advisors he deems necessary before entering into this Agreement. By reason of Purchaser's business or financial experience, Purchaser is capable of evaluating the merits and risks of this investment and has the ability to protect Purchaser's own interests in this transaction. Purchaser is financially capable of bearing a total loss of this investment.

              (e) NO GENERAL SOLICITATION. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

              (f) COMPLIANCE WITH SECURITIES LAWS. Purchaser understands and acknowledges that, in reliance upon the representations and warranties made by Purchaser herein, the Shares are not being registered with the Securities and Exchange Commission ("SEC") under the 1933 Act but instead are being issued under an exemption or exemptions from



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
                                                  Patent and Technology Transfer
                                                    and Stock Purchase Agreement


the registration requirements of the 1933 Act which impose certain restrictions on Purchaser's ability to transfer the Shares.

                  (g) RESTRICTIONS ON TRANSFER. Purchaser understands that Purchaser may not transfer any Shares unless such Shares are registered under the 1933 Act or unless, in the opinion of counsel to the Company, exemptions from such registration requirements are available. Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares other than as set forth in Section 4, below. Purchaser has also been advised that exemptions from registration may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser.

                  (h) RULE 144. In addition, Purchaser has been advised that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of two years, and in certain cases three years, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144.

                  (i) LICENSE AGREEMENT TERMINATED. The Assignors hereby agree and acknowledge that that certain Agreement effective as of November 15, 1988 by and among Waters Instruments, Inc., Collins and Wicomb, as amended by that certain Amendment to Agreement dated December 15, 1989, is hereby terminated and of no further force and effect, and represent that no other license or other agreements are outstanding relating to the Technology.

                  (j) "ASSIGNOR WARRANTIES." The Assignor Warranties set forth in Section 4 of the Assignment Agreement are hereby incorporated by reference.

         5. REGISTRATION RIGHTS. The Company agrees to provide Purchasers with reasonable "piggyback" registration rights with respect to the Shares, to permit Purchasers to sell the Shares in connection with future public offerings of the Company's common stock, to the extent feasible.

         6.       RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

                  (a) LEGENDS. Each Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares received by such Purchaser, together with any other legends that may be required by state or federal securities laws, the Company's Restated Certificate of Incorporation or Bylaws, any other agreement between such Purchaser and the Company or any agreement between such Purchaser and any third party:

                           THE SECURITIES REPRESENTED HEREBY HAVE
                           NOT BEEN REGISTERED UNDER THE SECURITIES
                           ACT OF 1933, AS AMENDED (THE "ACT"), OR
                           UNDER THE SECURITIES LAWS OF CERTAIN
                           STATES. THESE SECURITIES ARE SUBJECT TO


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
                                                  Patent and Technology Transfer
                                                    and Stock Purchase Agreement


                        RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  (b) STOP-TRANSFER INSTRUCTIONS. Each Purchaser agrees that, in order to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                  (c)   REFUSAL TO TRANSFER. The Company will not be required
(i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends, to any purchaser or other transferee to whom such Shares have been so transferred.

    7. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's common stock may be listed or quoted at the time of such issuance or transfer.

    8. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon each Purchaser and such Purchaser's heirs, executors, administrators, successors and assigns. If the Company assigns all or substantially all of its rights under this Agreement, then all remaining Shares not previously issued to the Purchasers shall automatically vest and be issued to the Purchasers by the Company.

    9. GOVERNING LAW; SEVERABILITY. This Agreement will be governed by and construed in accordance with the internal laws of the State of California, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.


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
    10. NOTICES. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery, three
(3) days after deposit in the United States mail by certified or registered mail (return receipt requested), one (1) business day after its deposit with any recognized express courier (prepaid), or one (1) business day after transmission by telecopier, addressed to the other party at its address (or facsimile number, in the case of transmission by telecopier) as shown below its signature to this Agreement, or to such other address as such party may designate in writing from time to time to the other party.

    11. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

    12. HEADINGS. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. All references herein to Sections will refer to Sections of this Agreement.

    13. ENTIRE AGREEMENT. This Agreement, together with all its Exhibits, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof, specifically including the letter agreements among the parties dated February 14, 1996 and May 21, 1996.

    14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    15. TITLE TO SHARES. The exact spelling of the name(s) under and manner in which a Purchaser will take title to such Purchaser's Shares is set forth on Exhibit 3.

    16. ARBITRATION. Any controversy or claim arising out of this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in San Francisco, California, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. There shall be reasonable right to discovery under the California Code of Civil Procedure. The prevailing party shall be entitled to costs and reasonable attorneys' fees.



                      REST OF PAGE INTENTIONALLY LEFT BLANK


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
                                                  Patent and Technology Transfer
                                                    and Stock Purchase Agreement


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in triplicate by its duly authorized representative and each Purchaser has executed this Agreement in triplicate, as of the Effective Date.

COMPANY                                   PURCHASERS

LXR BIOTECHNOLOGY INC.


By: /s/ L. David Tomei                    /s/ Geoffrey M. Collins
   -------------------------------        ----------------------------------
L. David Tomei, Ph.D., President &        Geoffrey M. Collins
        Chief Executive Officer

Address:  1401 Marina Parkway             Address:  14 Leeward Road
Richmond, CA  94804-3746                            Belvedere, CA  94920
Fax:  (510) 412-9109                      Fax:(____)



                                          /s/ Winston N. Wicomb
                                          ----------------------------------
                                          Winston N. Wicomb

                                          Address:  138 Yolo Street
                                                    Corte Madera, CA 94925
                                          Fax:(415) 885-8607






                                SIGNATURE PAGE TO
                TECHNOLOGY TRANSFER AND STOCK PURCHASE AGREEMENT


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
                                                  Patent and Technology Transfer
                                                    and Stock Purchase Agreement



                                LIST OF EXHIBITS
                                ----------------

Exhibit 1:    Assignment Agreement

Exhibit 2:    Consent of Spouse

Exhibit 3:    Title to Shares

Exhibit 4:    Allocation Schedule:  Allocation of Shares Between Purchasers

Exhibit 5:    Wicomb Employment Agreement

Exhibit 6:    Collins Science Advisory Board Consulting Agreement



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
                                                                     EXHIBIT 1

                              ASSIGNMENT AGREEMENT


This Assignment Agreement (this "Agreement") is made and entered into effective as of August 8, 1996 by and among LXR Biotechnology Inc., a Delaware corporation (the "Company"), Geoffrey M. Collins ("Collins") and Winston N. Wicomb ("Wicomb"). Collins and Wicomb are hereinafter sometimes referred to individually as "Assignor" and together as "Assignors."


                                 R E C I T A L S

         A. Assignors are the co-inventors and co-owners of the Technology (as defined below).

         B. Assignors desire to assign and transfer to the Company all of Assignors' right, title and interest in and to the Technology and other related rights in exchange for the Company's issuance to Assignors of a total of up to 300,000 shares of the Company's common stock, $0.0001 par value per share ("Common Stock"), and certain other consideration, as described in the Patent and Technology Transfer and Stock Purchase Agreement among the parties dated of even date herewith (the "Stock Purchase Agreement").

         NOW THEREFORE, the parties hereby agree as follows:

         1. CERTAIN DEFINITIONS. As used herein, the following terms will have the meanings set forth below:

                  1.1 Technology. The term "Technology" means that invention disclosed in United States Patent No. 4,938,961, titled "Organ Preservation Solution containing Pokyethylene (sic) Glycol and Method of Performing Cardioplegia," and all technology, trade secrets and know-how related thereto.

                  1.2 Derivative. The term "Derivative" means: (a) any derivative work of the Technology (as defined in Section 101 of the U.S. Copyright Act); (b) all improvements, modifications, alterations, adaptations, enhancements and new versions of the Technology ("Technology Derivatives"); and
(c) all technology, inventions, products or other items that, directly or indirectly, incorporate, or are derived from, any part of the Technology or any Technology Derivative.

                  1.3 Intellectual Property Rights. The term "Intellectual Property Rights" means, collectively, all worldwide patents (including but not limited to United States Patent No. 4,938,961), patent rights, copyrights, copyright registrations, moral rights, trade names, trademarks, service marks and registrations and applications therefor, trade secrets, know-how, mask work rights, rights in trade dress and packaging, goodwill and all other intellectual property rights and proprietary rights relating in any way to the Technology, any Derivative or any Embodiment, whether arising under the laws of the United States of America or the laws of any other state, country or jurisdiction.

                                                                  Collins/Wicomb
                                                            Assignment Agreement

                  1.4 Embodiment. The term "Embodiment" means all documentation, drafts, papers, designs, schematics, diagrams, models, prototypes, source and object code (in any form or format and for all hardware platforms), computer-stored data, diskettes, manuscripts and other items describing all or any part of the Technology, any Derivative, any Intellectual Property Rights or any information related thereto or in which all of any part of the Technology, any Derivative, any Intellectual Property Right or such information is set forth, embodied, recorded or stored.

                  1.5 Assigned Assets. The term "Assigned Assets" refers to the Technology, all Derivatives, all Intellectual Property Rights and all Embodiments, collectively.

         2. ASSIGNMENT. Assignors acknowledge that as of the date hereof, upon the Effective Date (as defined in the Stock Purchase Agreement), Assignors have received from the Company a total of 37,500 shares of Common Stock and $98,000 in cash. In consideration of the foregoing and the Company's agreement to issue to Assignors up to an additional 262,500 shares of Common Stock, as set forth in the Stock Purchase Agreement, Assignors hereby forever sell, assign, transfer, release and convey to the Company, and its successors and assigns, Assignors' entire right, title and interest in and to each and all of the Assigned Assets. In furtherance thereof, Assignors hereby deliver to the Company a Joint Assignment in the form of Exhibit A attached hereto, duly executed by Assignors.

         3. DELIVERY. The Assignors agree to deliver all Embodiments of all Assigned Assets to the Company at a location designated by the Company no later than August __, 1996.

         4. ASSIGNOR WARRANTIES. Each Assignor represents and warrants to the Company that, except only for the interest of the other Assignor, such Assignor is the sole owner, inventor and/or author of, and that such Assignor owns, and can grant exclusive right, title and interest in and to, each of the Assigned Assets without the consent of any other party, and that none of the Assigned Assets is currently subject to any dispute, claim, prior license or other agreement, assignment, lien or rights of any third party, or any other rights that might interfere with the Company's use, or exercise of ownership of, any Assigned Assets. Each Assignor further represents and warrants to the Company that the Assigned Assets are free of any claim of any prior employer of such Assignor or any school, university or other institution such Assignor attended, and that such Assignor is not aware of any claims by any third party to any rights of any kind in or to any of the Assigned Assets other than the claims of the other Assignor.

         5. FURTHER ASSURANCES. Each Assignor further agrees, promptly upon request of the Company, or any of its successors or assigns, to execute and deliver, without further compensation of any kind, any power of attorney, assignment, application for copyright, patent or other intellectual property right protection, or any other papers which may be necessary or desirable to fully secure to the Company, its successors and assigns, all right, title and interest in and to each of the Assigned Assets, and to cooperate and assist in the prosecution of any opposition proceedings involving said rights and any adjudication of the same. Further, each Assignor agrees never to assert any claims, rights or moral rights in or to any of the Assigned Assets. The Assignors' obligations under this Section 5 shall be suspended during any period of time that the Company is in material breach of the Stock Purchase Agreement.


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(ver 8/080796)

                                                                  Collins/Wicomb
                                                            Assignment Agreement


6.       INDEMNITY.

         6.1 Indemnity by Assignors. Assignors agree, severally, to indemnify and hold the Company harmless from and against one-half of any loss, damages or expense (including without limitation reasonable attorneys' fees) incurred by the Company in connection with any claim, suit or other proceeding in which a third party asserts (i) any claim to any right, title, license or other interest in or to any Assigned Asset, or (ii) any claim that, if true, would be inconsistent with any representation made by Assignors in Section 4 above; provided, however, that each Assignor's liability under this Agreement shall be limited to $500,000 unless such loss, damages or expense arises from matters of which an Assignor was aware on or prior to the date of this Agreement and has not disclosed to the Company as of the date hereof.

         6.2 Indemnity by the Company. The Company agrees to indemnity the Assignors for any third party claims by reason of claims or lawsuits filed claiming injury or damages arising from the use, sale or distribution of any product based on the Technology (except claims based on intellectual property issues). In the event of the notice of any such third party claims, the Assignors shall advise the Company of such claims or action. If the Company fails to defend such action on their behalf, the Assignors may retain their own counsel at the Company's expense. The Company shall maintain reasonable liability insurance and add the Assignors as additional insureds. The Company, on request, will furnish the Assignors with evidence of such insurance.

7. COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which will constitute an original, and all of which will together constitute this one Agreement. This Agreement will be governed exclusively by the internal laws of the State of California.

8. ENTIRE AGREEMENT. This Agreement and the Stock Purchase Agreement constitute the entire understanding and agreement between Assignors and the Company regarding the subject matter of such agreements, and supersede any and all other agreements or understandings of the parties regarding such subject matter.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date and year first above written.


COMPANY                                      ASSIGNORS
LXR BIOTECHNOLOGY INC.


By:   /s/ L. David Tomei                     /s/ Geoffrey M. Collins
   --------------------------------          -----------------------------
   L. David Tomei, Ph.D., President          Geoffrey M. Collins
       and Chief Executive Officer

                                             /s/ Winston N. Wicomb
                                             -----------------------------
                                             Winston N. Wicomb
Exhibit A:  Joint Assignment

                                        3
18438-201/JTH/437688.7/073196
(ver 8/080796)

                                                                       EXHIBIT A

                                   ASSIGNMENT
                                     JOINT


         THIS ASSIGNMENT, by Geoffrey M. Collins and Winston N. Wicomb (hereinafter referred to as the assignors), residing at 14 Leeward Road, Belvedere, California 94920 and 138 Yolo Street, Corte Madera, California 94925, respectively, witnesseth:

         WHEREAS, said assignors have invented certain new and useful improvements in organ preservation solutions, in the form of the inventions disclosed in United States Patent No. 4,938,961, titled "Organ Preservation Solution containing Pokyethylene (sic) Glycol and Method of Performing Cardioplegia" (the "961 Patent"); and

         WHEREAS, LXR Biotechnology Inc., a corporation duly organized under and pursuant to the laws of Delaware and having its principal place of business at 1401 Marina Way South, Richmond, California 94804 (hereinafter referred to as the assignee), is desirous of acquiring the entire right, title and interest in and to said inventions and the 961 Patent, and in and to any application for Letters Patent to be submitted in connection therewith and any Letters Patent, United States or foreign, to be obtained therefor and thereon:

         NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and sufficient consideration set forth in that certain Patent and Technology Transfer and Stock Purchase Agreement among the assignors and the assignee, the receipt of which is hereby acknowledged, said assignors have sold, assigned, transferred and set over, and by these presents do sell, assign, transfer and set over, unto said assignee, its successors, legal representatives and assigns, as co-owners in undivided one-half interest, respectively, the entire right, title and interest in and to the above-mentioned inventions, the 961 Patent, any and all applications for Letters Patent to be submitted in connection therewith and any Letters Patent, in the United States of America and all foreign countries, which may be granted therefor and thereon, and in and to any and all divisions, continuations and continuations-in part of said applications, or reissues or extensions of said 961 Patent or Letters Patent, and all rights under the International Convention for the Protection of Industrial Property, the same to be held and enjoyed by said assignee, for its own use and the use of its successors, legal representatives and assigns, to the full end of the term or terms for which said 961 Patent or Letters Patent are or may be granted, as fully and entirely as the same would have been held and enjoyed by the assignors, had this sale and assignment not been made.

         AND for the same consideration, said assignors hereby covenant and agree to and with said assignee, its successors, legal representatives and assigns, that, at the time of execution and delivery of these presents, said assignors are the sole and lawful owners of the entire right, title, interest in and to said inventions and the 961 Patent above-mentioned, and that the same are unencumbered and that said assignors have good and full right and lawful authority to sell and convey the same in the manner herein set forth.

         AND for the same consideration, said assignors hereby covenant and agree to and with said assignee, its successors, legal representatives and assigns, that said assignors will, whenever counsel of said assignee, or the counsel of its successors, legal representative and assigns, shall advise that any proceeding in connection with said inventions or 961 Patent, or any proceeding in connection with any application for Letters Patent or any Letters Patent for said inventions in any country, including interference proceedings, is lawful and desirable, or that any division, continuation or continuation-in-part of any application for Letters Patent or any reissue or extension of the 961 Patent or any Letters Patent, to be obtained thereon, is lawful and desirable, sign all papers and documents, take all lawful oaths, and do all acts necessary or required to be done for the procurement, maintenance, enforcement and defense of the 961 Patent or any Letters Patent for said inventions, without charge to said assignee, its successors, legal representatives and assigns, but at the cost and expense of said assignee, its successors, legal representatives and assigns;

         This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

8/8/96                        /s/ Geoffrey M. Collins
----------------              --------------------------------------
Date                          Geoffrey M. Collins


8/8/96                        /s/ Winston N. Wicomb
----------------              --------------------------------------
Date                          Winston N. Wicomb







State of         California
        -------------------------------
County of        San Francisco
          -----------------------------

                On ___August 8,_____, 1996, before me, __Edward Joseph Tinsley________, personally appeared ______Winston N. Wicomb and Geoffrey M. Collins_________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                Witness my hand and official seal.



                                             /s/ Edward Joseph Tinsley
                                             -------------------------------
                                             Notary Public



Notary's Seal


                                      - 2 -
18438-00201/JTH/437692.5/070396

                                                                       EXHIBIT 2


                                CONSENT OF SPOUSE




         I, the undersigned, am the spouse of ______________________________
("Purchaser"). I have read and hereby consent to and approve all the terms and conditions of the Patent and Technology Transfer and Stock Purchase Agreement (the "Agreement") dated July ______, 1996 among LXR Biotechnology Inc., a Delaware corporation (the "Company"), Purchaser and another party, pursuant to which Purchaser has purchased shares of the Company's common stock (collectively, the "Shares") and received certain other consideration (the "Other Consideration"), and that certain Assignment Agreement ("Assignment Agreement") executed by Purchaser in connection with the Agreement.

         In consideration of the Company granting my spouse the right to purchase the Shares and receive the Other Consideration under the Agreement, I hereby agree to be irrevocably bound by all the terms and conditions of the Agreement and further agree that any community property interest I may have in the Shares, the Other Consideration and all property assigned by Purchaser to the Company under the Assignment Agreement will be similarly bound by the Agreement.

         I hereby appoint Purchaser as my attorney-in-fact, to act in my name, place and stead with respect to any amendment of the Agreement and the Assignment Agreement.


Dated:  July  ______, 1996


                                                 _______________________________
                                                 Signature of Spouse [Sign Here]


                                                 _______________________________
                                                 Name of Spouse [Please Print]

                                                                       EXHIBIT 3


                                 TITLE TO SHARES

I, the undersigned ("Purchaser"), desire to take title to the Shares as follows:

       [  ]       Individually, as separate property
       [  ]       Husband and wife, as community property
       [  ]       Joint Tenants
       [  ]       Alone or with spouse as trustee(s) of the
                  following trust (including date):_____________________________
                  ______________________________________________________________
                  ______________________________________________________________
       [  ]       Other; please specify:________________________________________
                  ______________________________________________________________


The exact spelling of the name(s) under which Purchaser will take title to the Shares is:
                  ______________________________________________________________
                  ______________________________________________________________

Purchaser's social security number is:__________________________________________



                                               PURCHASER



                                               _________________________________
                                                           (signature)


                                               _________________________________
                                                           (print name)

                                                                       EXHIBIT 4


                               ALLOCATION SCHEDULE

                     ALLOCATION OF SHARES BETWEEN PURCHASERS

                             Total No. of Shares     Shares Issuable      Shares Issuable
                             -------------------     ---------------      ---------------
          Milestone              to be Issued           to Collins           to Wicomb
          ---------              ------------           ----------           ---------
       January 1, 1997              37,500                18,750              18,750

       January 1, 1998              75,000                37,500              37,500

       January 1, 1999              75,000                37,500              37,500

      First Commercial              75,000                37,500              37,500
    Sale and Shipment to
      Customer in U.S.

            TOTAL                  262,500               131,250             131,250
                                   =======               -------             -------

                                                                    EXHIBIT 5

                EMPLOYMENT AND PROPRIETARY INFORMATION AGREEMENT

1.       PARTIES

         1.1 Company. LXR Biotechnology Inc., a Delaware corporation ("Company"), is engaged in the business of research, development, marketing and sales of human pharmaceuticals based upon biotechnology.

         1.2 Employee. Winston N. Wicomb ("Employee") desires to be employed by Company.

2.       EFFECTIVE DATE OF EMPLOYMENT

         Company and Employee agree to each and every term of this Employment and Proprietary Information Agreement (this "Agreement"). The first day of employment (the "Effective Date") is July 1, 1996.

3.       DUTIES AND PERFORMANCE

         3.1 Employee's employment position with the Company will be Director of Pre- Clinical Affairs at the outset of employment. Employee will have such duties and responsibilities as are appropriate for such position. It is contemplated that Employee will work at the Company on approximately a 50% basis, and that for the remaining 50% of Employee's work time he will work at the California Pacific Medical Center ("CPMC") on a project funded and approved by the Company. Employee shall keep Company apprised on a regular basis of the nature and progress of his work at CPMC.

         3.2 Employee must devote reasonable time and efforts during the Company's normal business hours to the performance of the duties as indicated in paragraph 3.1. Employee will report to the President or Chief Financial Officer of the Company and must conform to the rules and regulations of Company, as of the date of this document, or as amended by mutual agreement, including those referred or described in an employee handbook or practices and procedures manual or similar document. Neither an employee handbook nor any other manual constitutes a part of this Agreement, but are meant only as guidelines for management and may be altered at any time without notice.

         3.3 Employee will work for the Company and not provide services of any type for any other person or entity, except as provided in 3.1 and this paragraph. If Employee wishes, however, to provide substantial services, of any type, to any other third party for compensation of any type, Employee must submit a written request to Company stating (i) the total time commitment involved; (ii) when that time commitment will be fulfilled; (iii) the identity of the third party; (iv) an explanation of the scope and nature of the services; and (v) such other information or details as Company may request. Company will approve the request if Company determines that such services (i) will not detract from the ability of Employee to perform under this Agreement; (ii) will not benefit, directly or indirectly, a competitor or potential competitor of Company; and (iii) do not in any way involve any products or services which compete, directly or indirectly, with the products and services that Company contemplates offering in the future. Any approval will be limited in scope and apply only to Employee's written request. All services rendered by Employee, other than those authorized in writing by Company under the terms of this paragraph, shall be performed solely on behalf of Company or related business entities, and all proceeds resulting therefrom shall be the sole property of Company or such related business entities.

4. TERM AND TERMINATION

         4.1 INITIAL TERM. The initial term of this Agreement shall commence as of the Effective Date of this Agreement set forth above and shall continue for a period of one (1) year of the Effective Date.

         4.2 RIGHT TO EXTEND. At the end of the initial one (1) year term, provided the Agreement has not previously been terminated, the Agreement is automatically renewed on a month to month basis.

         4.3 TERMINATION WITHOUT CAUSE. Either party may terminate this Agreement, without cause, by giving the other party notice at least thirty (30) days in advance of the date of termination. In the event the Company terminates this Agreement without cause then Employee shall be entitled to severance compensation set forth below: (a) SEVERANCE COMPENSATION. Subject to provisions of paragraph 4.3(b) below, Employee shall be entitled to severance compensation in an amount equal to three (3) months at the Employee's monthly base salary on the date of notice of termination. (b) OFFSET FROM OTHER BENEFITS. Any payments made to the Employee in the event of an involuntary termination of employment under the provisions of paragraph 4.3(a) will be decreased by the amount of any payments received under entitlements from any other Company (LXR) severance or layoff plan, program or arrangement, currently in place or hereafter adopted, in which Employee is entitled to share or participate as an employee of the Company.

         4.4 TERMINATION FOR CAUSE. The Company may terminate this Agreement for cause at any time effective immediately upon delivery of written notice, Cause shall consist of any of the following:

              (a) material breach of any of the
provisions of this Agreement;

              (b) willful failure to reasonably perform normally assigned duties;

              (c) willful misconduct which has a material and adverse effect on the Company's reputation or profitability;

              (d) conviction of a felony.

In order for the Company to terminate for cause, the Company must first give Employee written notice of the basis of cause and, if curable, thirty (30) days to cure such cause. If such cause has not been fully remedied within the thirty-day period, then the termination shall be effective automatically on the thirtieth day following delivery of the notice. If the cause is not curable, then no notice need be given, and termination shall be effective as of the date of written notice of termination. If the Company terminates this Agreement for cause, it shall thereafter not be responsible for any additional payments of salary or provisions of benefits under this Agreement except the salary and benefits otherwise due as of the date of termination.

         4.5 TERMINATION ON DEATH. This Agreement shall terminate immediately upon Employee's death, if not terminated earlier. The Company shall not be responsible for additional payments of salary or provision of benefits under this Agreement after Employee dies except as are owed (to employee estate) with respect to employment prior to death and continued issuance of the common stock per the terms of the Patent and Technology Transfer and Stock Purchase Agreement dated July __, 1996 (the "Transfer Agreement").

         4.6 TERMINATION OF DISABILITY. If Employee is unable to perform the services required by this Agreement for a period of ninety (90) days within any calendar year as a result of incapacity due to physical or mental illness or injury, the Company may terminate this Agreement and shall pay Employee severance compensation in accordance with paragraph 4.3(a).

5. COMPENSATION EXPENSES AND FRINGE BENEFITS

         5.1 For all employment services rendered by Employee during the term of this Agreement, Company shall pay Employee a salary of $4166.67 per month plus normal employee benefits including medical coverage for employee and his dependents. Additionally, the Company will provide funding to CPMC to provide Employee with an additional $4166.67 of salary per month from CPMC.

         5.2 In addition to the compensation provided above, and subject to review of management, Company will pay the reasonable expenses incurred and promptly reported to Company by Employee in furtherance of and in connection with Company's business under Company's established policies.

6. ASSIGNABILITY

         Neither party shall have the right to assign this Agreement or any of its rights or obligations without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of Company or upon the merger or consolidation of Company with another corporation or corporations, then, this Agreement may be assigned to the purchaser of such assets, business and goodwill, or to the surviving entity of any such aforementioned merger or consolidation, as the case may be, in the same manner and to the same extent as though such purchaser or surviving entity were Company, with effective date for initial term becoming that of the date of such acquisition or transition.

7. CONFIDENTIALITY

         7.1 Employee shall keep confidential, and shall not at any time during or after Employee's employment, disclose to anyone outside of Company any trade secrets, confidential or proprietary information, confidential or proprietary knowledge, or confidential or proprietary data of Company relating to products, processes, know-how, designs, formulae, test data, customer lists, business plans, marketing plans and strategies, or pricing strategies, or any documentation relating thereto, or any other subject matter pertaining to any business of Company or any of its clients, customers, consultants, licensees, distributors, partners or affiliates ("Confidential Material"), which Employee may produce, obtain, learn about, or otherwise acquire during Employee's employment, except as herein provided. Employee shall not deliver, reproduce or in any way allow any such Confidential Material to be delivered to or used by any third parties without specific written consent of a duly authorized representative of Company.

         7.2 Company's agreements with other persons or with the U.S. government, or its agencies, may include agreements that impose obligations or restrictions regarding inventions that occur in connection with work relating to such an agreement, or regarding the confidential nature of work pursuant to such an agreement. Employee agrees to be bound by all such lawful obligations and restrictions, and exert reasonable business efforts to satisfy the obligations of Company.

         7.3 If this Agreement is terminated for any reason, Employee shall promptly surrender and deliver to Company all Confidential Materials. Employee will not retain any description or other document that contains or relates to any Confidential Material that Employee may produce, obtain or otherwise learn about during employment with Company. Employee agrees to sign, date and return the Termination Certificate in the form attached as Exhibit A on Employee's last day of employment with Company.

8. ASSIGNMENT OF INVENTIONS

Employee assigns and transfer to Company Employee's entire right, title and interest in and to all inventions including, but not limited to, ideas, improvements, designs and discoveries (Inventions"), whether or not patentable and whether or not reduced to practice, made or conceived by Employee (whether made solely by Employee or jointly with others) during the term of Employee's employment with Company which relate in any manner to the actual or demonstrably anticipated business, work or research and development of Company or its subsidiaries, or result from or are suggested by any task assigned to Employee or any work performed by Employee for or on behalf of Company or its subsidiaries or that involve the use of any Company equipment, facilities, trade secrets or information. It is acknowledged that the Company is to own such Inventions, regardless of whether such Invention is made at the Company, CPMC or otherwise, and Employee hereby represents to the Company that Employee has not entered into any agreement with CPMC or any other person providing them with any rights to Employee's Inventions, that the Employee will not do so without the written approval of the Company, and that neither CPMC nor any other person has or will have any rights in or to such Inventions. All inventions are the sole property of Company; provided, however, that this Agreement does not require assignment or an invention which qualified fully for protection under Section 2870 of the California Labor Code ("Section 2870"), which provides as follows:

              (a) Any provision in an employment agreement which provides that an employee shall assign any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time and without using the employer's equipment, supplies, facilities or trade secrets information except for those inventions that either;

                 (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                 (2) Result from any work performed by the employee for the employer.

              (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

9.       DISCLOSURE OF INVENTIONS; PATENTS, COPYRIGHTS, AND MASK WORK RIGHTS.

         Employee agrees that in connection with any Invention:

              (a) to keep and maintain adequate and current written records of all inventions made by Employee (in the form of notes, sketches, drawings and other form of specified by Company) while employed by Company. These records shall be available to Company and shall be and remain the sole property of Company at all times. Employee will disclose such Inventions promptly in writing to Employee's immediate supervisor at Company, with a copy to Company President, whether or not Employee believes the inventions is protected by Section 2870. Such disclosure shall be received in confidence by Company. Within 30 days after receipt of such disclosure, Company shall respond to Employee specifying that Company either (i) claims that the Invention is an assignable invention (as defined below in paragraph 9(b)), (ii) relinquishes any claim to the Invention or (iii) requires further or more detailed disclosure to assess its rights to the Invention under this Agreement. In the case of clause
(iii) above, Company shall permit Employee time during normal business hours reasonably necessary to prepare a more detailed disclosure; and Company shall provide an additional response as described in this paragraph 9(a) within 30 days after receipt by Company of such further or more detailed disclosure;

              (b) upon request, to promptly execute a written assignment of title to Company for any Invention required to be assigned by Section 8 ("assignable invention") and Employee will preserve any such assignable invention as Confidential Material;

              (c) upon request, to assist Company or its nominee (at its expense) during and at any time subsequent to Employee's employment in every reasonable way to obtain for Company's or its nominee's benefit, patents, copyrights, mask work rights and other statutory rights ("Statutory Rights") for such assignable inventions in any and all countries, which inventions shall be and remain the sole and exclusive property of Company or its nominee whether or not patented, copyrighted or the subject of a mask work right. Employee shall execute such papers and perform such lawful acts as Company deems necessary to exercise all rights, title and interest in such Statutory Rights; and

              (d) to execute and deliver to Company or its nominee upon request and at its expense all documents, including applications for and assignments of Statutory Rights to be issued therefore, as Company determines are necessary or desirable to apply for and obtain Statutory Rights on such assignable inventions in any and all countries and/or to protect the interest of Company or its nominee in Statutory Rights and to vest title thereto in Company or its nominee.

10. EMPLOYEE'S INVENTIONS PRIOR TO THIS AGREEMENT

    All inventions, if any, patented or unpatented, which Employee made prior to employment by Company, are excluded from the scope of this Agreement other than those transferred pursuant to the Transfer Agreement. To preclude any possible uncertainty, Employee has set forth on Exhibit B attached hereto a complete list of all of Employee's prior inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of a previous employer. Employee represents and covenants that the list is complete and that, if no items are on the list, Employee has no such prior inventions. Employee shall notify Company in writing before Employee makes any disclosure or performs any work on behalf of Company which appears to threaten or conflict with proprietary rights Employee claims in any invention or idea. In the event of the failure to give such notice, Employee shall make no claim against Company with respect to any such inventions or ideas.

11. TRADE SECRETS ACQUIRED PRIOR TO THIS AGREEMENT

    Employee represents that Employee's performance of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee in confidence or in trust prior to employment with Company, and Employee will not disclose to Company, or induce Company to use, any confidential or proprietary information or material belonging to any previous employer or others. Employee agrees not to enter into any agreement either written or oral in conflict herewith.

12. GENERAL

    12.1 Governing Law. The validity, performance and all other matters pertaining to this Agreement shall be governed by California law as it would apply to agreements between California corporation and an employee in California for services to be rendered within California.

    12.2 Non waiver. The waiver or failure of any party to enforce at any time in any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce any such provision.

    12.3 Severability. If any covenant, agreement, term or provision of this Agreement of the application thereof to any situation or circumstance shall be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, agreement, term or provision to situations or circumstances other than those as to which it is invalid or unenforceable shall not be affected; and each covenant, agreement, term or provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. In such event, the parties shall negotiate in good faith to substitute for any such invalid or unenforceable provision a valid and enforceable provision which most nearly effects the parties' original intent in entering into this Agreement.

    12.4 Notices. Notices under this Agreement shall be sufficient only if mailed by certified or registered United States mail, return receipt requested, or personally delivered, to the parties at their addresses set forth below or as amended by notice pursuant to this subsection. Notice by mail shall be deemed received two (2) days after deposit.

    12.5 Entire Agreement. This Agreement contains the entire agreement of the parties with regard to employment capacity, and supersedes all proposals, oral or written, all negotiations, conversations or discussions between or among the parties relating to this Agreement and all past course of dealing or industry custom, with the exception of those documents listed below. Employee has not entered into this Agreement or employment relationship in reliance on any representations other than those contained herein. This Agreement may be modified only by a writing signed by Employee and the President or Chief Financial Officer of Company.

Other pertinent documents:

         The Transfer Agreement


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY:                                   EMPLOYEE:


LXR Biotechnology Inc.                     Winston N. Wicomb
By: /s/ L. David Tomei                     Address: 138 Yolo Street
    ----------------------------                    ----------------------------
Print Name:  L. David Tomei                         Corte Madera, CA  94925
             -------------------           -------------------------------------
Title: President                          Print Name:  /s/ Winson N. Wicomb
       -------------------------                       -------------------------

                                    EXHIBIT A

                            TERMINATION CERTIFICATION

         This is to certify that: (a) I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any of these items belonging to Company; (b) I have complied with all terms of Company's Employment and Proprietary Information Agreement signed by me; and (c) I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of Company or any of its clients, consultants or licenses.

Date:
     ------------------------------

-----------------------------------
            (Signature)

-----------------------------------
         (Type/Print Name)

                                    EXHIBIT B
                 LIST OF PRIOR INVENTIONS AND OTHER DEVELOPMENT

Title                         Date                Identifying Number or
                                                  Brief Description

Memoirs                       1994-present        Autobiography

Fizz Bottle                   1995-present        Device that maintains
                                                  carbonation in soda.

Portable Langendorff          1994-1996           Portable device to test hearts
                                                  at 37(degree) C.

Air-lift Pump                 1981-1982           Perfusion device used to
                                                  preserve hearts at 0(degree)-
                                                  4(degree) C.

Microperfusion device         1989-1992           Low-flow heart preservation
                                                  machine

Wine bottle cartridge         1996-present        Device to protect against
                                                  oxidation of alcohol.

Portable infusion device      1996-present        Patient infusion without
                                                  confinement to bed.

                                                                      EXHIBIT 6

                             LXR BIOTECHNOLOGY INC.
                   SCIENCE ADVISORY BOARD CONSULTING AGREEMENT

                  This SCIENCE ADVISORY BOARD CONSULTING AGREEMENT (the "Agreement") is made as of April 1, 1996 (the "Effective Date") by and between LXR Biotechnology Inc., a Delaware corporation (the "Company"), and Geoffrey M. Collins ("Consultant").

                                 R E C I T A L S

                  The Company desires to retain Consultant as a member of the Science Advisory Board of the Company and in a consulting capacity as described in this Agreement, and Consultant is willing to so act.

                  NOW, THEREFORE, Consultant and the Company agree as follows:

                  1. DESCRIPTION OF SERVICES. The Company hereby retains Consultant as a member of the Science Advisory Board of and consultant to the Company, and Consultant hereby agrees to act in such capacities and to perform such services as are reasonably requested by the Company (the "Services"). The Services are expected to focus on the area of research and development of preservation solutions for use in organ transplantation and cardioplegia. The Company anticipates that Consultant will perform Services for one year ending March 31, 1997.

                  2. TERM AND EXPIRATION.

                           (a) Term. This Agreement will become effective as of
the Effective Date and remain in effect for one (1) year thereafter.

                           (b) Breach. Either party may terminate the Agreement
in the event of a material breach of the Agreement by the other party if such material breach has not been cured (if such is capable of cure) within ten (10) days after written notice.

                  3. COMPENSATION. For all Services provided hereunder, the Company will pay Consultant at the rate of $12,000 per annum (to cover the period from April 1, 1996 through March 31, 1997). Consultant acknowledges receipt of a check from the Company for $80,000 on June 14, 1996, $12,000 of which represented payment in advance for one year of Services to be performed during the term of this Agreement.

                  4. EXPENSES. The Company will reimburse Consultant for any reasonable expenses incurred by Consultant in the course of rendering the Services. Requests for reimbursement will be in a form acceptable to the Company. Consultant will notify the Company in advance before incurring any expenses over $200 or $500 in the aggregate.

                  5. PROPERTY OF COMPANY.

                           (a) Definition. For the purposes of this Agreement,
the term "Inventions" will mean all discoveries, inventions, improvements, developments, products, processes, procedures, techniques, formulae, computer programs, drawings, designs, notes, documents, information and materials made, conceived, developed or reduced to practice by Consultant, alone or with others, which result from or relate to the Services, or which are funded in whole or in part by the Company or which result from the use of any premises or resources owned, leased or contracted for by the Company.

                           (b) Assignment of Ownership.

                                    (i) Assignment. Consultant hereby
irrevocably transfers and assigns to the Company any and all of his right, title, and interest in and to Inventions, including but not limited to all copyrights, patent rights, trade secrets and trademarks. Inventions will be the sole property of the Company. The Company will have the sole right to determine the treatment of any Inventions, including the right to keep them as trade secrets, to file and execute patent applications on them, to use and disclose them without prior patent application, to file registrations for copyrights or trademarks on them in its own name, or to follow any other procedure that the Company deems appropriate.

                                    (ii) Disclosure, Assistance and
Confidentiality. Consultant agrees: (a) to disclose all Inventions to the Company promptly, in writing; (b) to cooperate with and assist the Company to apply for and to prosecute, and to execute any applications and/or assignments and/or other documents reasonably necessary to obtain or maintain, any patent, copyright, trademark or other statutory protection for Inventions in the Company's name as the Company deems appropriate; (c) to deliver to the Company evidence for interference purposes or other legal proceedings and to testify in any interference or other legal proceedings and to otherwise assist the Company related thereto, whenever requested to do so by the Company; and (d) to otherwise treat all Inventions as "Confidential Information," as defined below. Consultant hereby grants the Company a limited power of attorney to execute any documents necessary or appropriate to effectuate the Company's rights hereunder. If Consultant has any question as to whether a given invention, discovery or the like qualifies as an "Invention" hereunder, Consultant will inform the Company of the nature of such invention or discovery for determination as to whether such is an Invention.

                                    (iii) Reimbursement of Expenses. The Company
will reimburse Consultant for all reasonable expenses incurred by Consultant at the Company's request in assisting the Company to protect its rights in any Invention.

                  6. CONFIDENTIAL INFORMATION.

                           (a) Acknowledgment and Definition. Consultant
acknowledges that Consultant will acquire information and materials from the Company and knowledge about the Company's business, products, techniques, experimental work, customers, clients and suppliers. Consultant further acknowledges that all such knowledge, information and materials acquired, the existence, terms and conditions of this Agreement, and the Inventions are and will be the trade secrets and confidential and proprietary information of Company (collectively, the "Confidential Information"). Confidential Information will not include, however, any information which is or becomes part of the public domain through no fault of Consultant or that the Company regularly gives to third parties without restriction on use or disclosure.

                           (b) Maintaining Confidentiality. To ensure the
continued confidentiality of the Confidential Information, Consultant agrees as follows:

                                    (i) to hold all Confidential Information in
strict confidence; not to disclose it to others or use it in any way, commercially or otherwise, except in performing the Services; and not to allow any unauthorized person access to it.

                                    (ii) to take all action reasonably necessary
to protect the confidentiality of the Confidential Information including, without limitation, implementing and enforcing operating procedures to minimize the possibility of unauthorized use or copying of the Confidential Information.

                                    (iii) that Confidential Information
furnished to Consultant by the Company or produced by Consultant or others in connection with the Services will be and remain the sole property of the Company. Consultant agrees to return all Confidential Information and any materials or other property provided by the Company promptly, at the Company's request, upon expiration of this Agreement, or upon termination of Consultant's Services by Consultant or by the Company for any reason, whichever occurs first. Consultant agrees not to retain any Confidential Information or reproductions thereof, or other such property or materials, after such request, expiration or termination.

                  7. COVENANT NOT TO COMPETE.

                           (a) During the term of this Agreement, Consultant
will not directly or indirectly assist any person, business or enterprise which is engaged in research or development related to preservation solutions for organ transplantation and cardioplegia without the express prior written consent of the Company. For purposes of this Section 7, to "assist" is defined as follows: (a) to be an officer, director, employee, partner, shareholder (other than a holder of less than 1% of the voting power of a public company, where Consultant has no other relationship to such public company), principal, agent, representative or consultant for such person or entity, or to carry on any similar activities for such person or entity, in whatever capacity; (b) to promote or endorse or allow his or her name to be used in any Annual Report, Quarterly Report, Private Placement Memorandum or advertisement of such entity; or (c) to solicit or attempt to solicit business or other opportunities on behalf of such entity.

                           (b) Nothing in this Section 7 will prohibit
Consultant from serving as an expert in malpractice cases or on Boards of charitable organizations, provided that such activities do not require or result in the disclosure of any Confidential Information.

                  8. SURVIVAL OF OBLIGATIONS. The obligations of Sections 5 and 6 hereof will survive any expiration or termination of this Agreement.

                  9. REMEDIES. Consultant acknowledges that the Company will have no adequate remedy at law if Consultant violates the terms of Sections 5, 6, or 7 hereof. In such event, the Company will have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of this Agreement.

                  10. NOTICES. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given as follows: (a) upon personal delivery; (b) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) one (1) business day after its deposit with any recognized express courier (prepaid); or (d) one
(1) business day after transmission by rapifax or telecopier, addressed to the other party at its address (or facsimile number, in the case of transmission by telecopier) as shown below its signature to this Agreement, or to such other address as such party may designate in writing from time to time to the other party. Any notice to the Company shall be addressed to the President.

                  11. GOVERNING LAW; SEVERABILITY. This Agreement will be construed and enforced in accordance with the internal laws of the State of California, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COMPANY                                      CONSULTANT

LXR BIOTECHNOLOGY INC.

By:   /s/ L. David Tomei                     /s/ Geoffrey M. Collins
   -------------------------------------     ------------------------------
      L. David Tomei, Ph.D., President       Geoffrey M. Collins
      and Chief Executive Officer

Address: 1401 Marina Way South               Address: 14 Leeward Road
                                                     ----------------------
         Richmond, CA 94804-3746                      Belvedere, CA  94920
                                             ------------------------------

                                             ------------------------------

Fax:  (510) 412-9109                         Fax:
                                                 --------------------------

                SIGNATURE PAGE TO COLLINS SCIENCE ADVISORY BOARD
                              CONSULTING AGREEMENT

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